UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2006

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement.

On September 6, 2006, the Compensation Committee of the Board of Directors of Blyth, Inc. (the “Company”) awarded a $500,000 bonus to Bruce G. Crain, a Senior Vice President of the Company and President of the Wholesale Group, in recognition of his contributions to the Company’s recent restructuring of its European Wholesale operations.

On September 6, 2006, Mr. Crain tendered his resignation from the Company, effective September 15, 2006 (see Item 5.02 below).  On September 6, 2006, the Compensation Committee agreed to provide eighteen months’ salary continuation to Mr. Crain.  In addition, on September 6, 2006, the Company entered into a three-month consulting agreement with Mr. Crain under which he will provide consulting services up to 10 days per month and will be paid $1,500 per day that he provides consulting services.

On September 6, 2006, the Compensation Committee awarded 10,000 restricted stock units (which vest three years from the date of grant) to each of Frank P. Mineo, Senior Vice President of the Company and President of Direct Selling Group; Robert H. Barghaus, Vice President and Chief Financial Officer; and Robert B. Goergen, Jr., Vice President of the Company and President, Catalog & Internet Group and Corporate Development Group.

On September 7, 2006, the Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, authorized the Company to amend (the “Amendment”) the employment agreement dated as of August 1, 2000 with Robert B. Goergen, the Chairman and Chief Executive Officer of the Company.  Under his existing employment agreement, Mr. Goergen will serve as Chairman and Chief Executive Officer of the Company until July 31, 2007 and the non-executive Chairman from August 1, 2007 until July 31, 2010.  Under the Amendment, Mr. Goergen will remain as Chairman and Chief Executive Officer until the earlier of (a) January 31, 2009, and (b) the ninetieth (90th) day after the date, if any, on which either he or the Board of Directors gives written notice of his or its election to terminate his employment as Chief Executive Officer.  Thereafter, Mr. Goergen will automatically become the non-executive Chairman until the earlier of (a) July 31, 2012, and (b) the ninetieth (90th) day after the date, if any, on which either he or the Board gives written notice of his or its election to terminate his employment as the non-executive Chairman.  The Amendment specifies that so long as Mr. Goergen and the members of his immediate family and/or entities controlled by him and/or such members, are the beneficial owners of 25% of the issued and outstanding common stock of the Company (a) the Company’s policy requiring the resignation of a director or the termination of the services of a person as a director of the Company at age 72 shall not apply to Mr. Goergen and (b) the Company will use its best efforts to cause Mr. Goergen to be nominated and elected as a director of the Company until he is 75 years old.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2006, Bruce G. Crain, a Senior Vice President of the Company and President of the Wholesale Group, resigned from the Company, effective September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: September 12, 2006	By: /s/ Michael S. Novins
Name: Michael S. Novins
Title: Vice President & General Counsel